SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2003

Paligent Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Lexington Avenue New York, NY 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 453-3111

Item 4.  Changes in Registrant’s Certifying Accountant.

On September 15, 2003, PricewaterhouseCoopers LLP resigned as the independent accountants of the Registrant.  The Registrant understands that PricewaterhouseCoopers LLP is resigning in view of the Registrant’s limited operating and financial resources.

The reports of PricewaterhouseCoopers LLP on the financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for the audit report on the financial statements for the year ended December 31, 2002, which contained a separate paragraph regarding the ability of the Registrant to continue as a going concern.

During the Registrant’s two most recent fiscal years and through September 15, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such periods; and there have been no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided PricewaterhouseCoopers LLP with a copy of the disclosures it is making herein and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated September 22, 2003, is filed as Exhibit 16 to this Form 8-K.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                  Exhibits

16	Letter from PricewaterhouseCoopers LLP, dated September 22, 2003 relating to content of statements made by Paligent Inc. in Item 4 of its Current Report on Form 8-K dated September 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, and in the capacity indicated.

PALIGENT INC.
(Registrant)

Date: September 22, 2003	By:	/s/ Salvatore A. Bucci
	Name:	Salvatore A. Bucci
	Title:	President and Chief Executive Officer